                                                              EXHIBIT (a)(1)(X)

[DELTA LOGO]



                                IT'S YOUR OPTION
                        You have until June 25 to decide
                    whether to exchange your stock options.



[WALL STREET GRAPHIC, WHICH INCLUDES
A WALL ST SIGN AND A DULLED
IMAGE OF A BUILDING.]

                                                   For more details, visit the
                                                   HR Employee Connection
                                                   or call the Employee Service
                                                   Center at 1-800-MY DELTA.